LOAN AGREEMENT

December 23, 2015

Coventry Capital LLC, (the “Lender”) of 1201 Orange Street, Suite 600, Wilmington, DE 19801 advanced USD$150,000 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 74 N. Pecos Road, Suite D, Henderson, NV, 89074.  The Lender advanced the funds on December 23, 2015.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) from December 23, 2015.  The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Coventry Capital LLC	Cell MedX Corp.

Per: /s/Tom Sharp	Per: /s/Yanika Silina

Coventry Capital LLC	Yanika Silina, CFO

PROMISSORY NOTE

Principal Amount:  USD$150,000                                                                                                                                December 23, 2015

For value received Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of Coventry Capital LLC (the “Lender”) the sum of $150,000 lawful money of United States (the “Principal Sum”) together with interest on the Principal Sum from December 23, 2015 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 6 per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.2% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER
Cell MedX Corp.

Per:

/s/Yanika Silina
Yanika Silina, CFO